THIS LEASE AGREEMENT, made the 20th day of April 1995,

     Between

     A. J. SEABRA SUPERMARKETS V, INC. residing or located at 283
E. Kinny Street in the City of Newark in the County of Essex and State of New Jersey, herein designated as the Landlord,

     And

     BROAD NATIONAL BANK, A National Banking Association residing or located at 905 Broad Street in the City of Newark in the County of Essex and State of New Jersey, herein designated as the Tenant;

     WITNESSETH that, the Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the following described premises:

     Approximately 700 square feet in premises located at 180 Schuyler Avenue, Kearny, New Jersey.

for a term of Five (5) years commencing on April 1, 1995, and ending on March 31, 2000, to be used and occupied only and for no other purpose than a banking facility, and all related operations.

     Upon the following Conditions and Covenants:

          1st: The Tenant covenants and agrees to pay to the Landlord, as rent for and during the term hereof, the sum of $210,000.* in the following manner:

$3,500.00 monthly commencing April 1, 1995.  *525 square feet @
$80.00 for five years.

          2nd: The Tenant has examined the premises and has entered into this lease without any representation on the part of the Landlord as to the condition thereof. The Tenant shall take good care of the premises and shall at the Tenant's own cost and expense, make all repairs, including painting and decorating, and shall maintain the premises in good condition and state of repair, and at the end or other expiration of the term hereof, shall deliver up the rented premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs, [balance of sentence has been crossed out]

          3rd: In case of the destruction of or any damage to the glass in the leased premises, or the destruction of or damage of any kind whatsoever to the said premises, caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, the Tenant shall repair the said damage or replace or restore any destroyed parts of the premises, as speedily as possible, at the Tenant's own cost and expense.

          4th: No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, shall be installed in or attached to the leased premises, without the written consent of the Landlord. Unless otherwise provided herein, all such alterations, additions or improvements and systems, when made, installed in or attached to the said premises, shall belong to and become the property of the Landlord and shall be surrendered with the premises and as part thereof upon the expiration or sooner termination of this lease, without hindrance, molestation or injury.

          5th: The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, upon, in or about the said premises or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by the Landlord in writing. In case the Landlord or the Landlord's agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said premises or any part thereof, they may be so removed, but shall be replaced at the Landlord's expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.

          6th: The Tenant shall pay when due all the rents or charges for other utilities used by the Tenant, which are or may be assessed or imposed upon the leased premises or which are or may be charged to the Landlord by the suppliers thereof during the term hereof, and if not paid, such rents or charges shall be added to and become payable as additional rent with the installment of rent next due or within 30 days of demand therefor, whichever occurs sooner.

          7th: The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the said premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the said premises, during the term hereof; and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense.

          8th: The Tenant, at Tenant's own cost and expense, shall obtain or provide and keep in full force for the benefit of the Landlord, during the term hereof, general public liability insurance, insuring the Landlord against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the leased premises, for injuries to any person or persons, for limits of not less
than $ 500,000 for injuries to one person and $ 1,000,000   for
injuries to more than one person, in any one accident or occurrence, and for loss or damage to the property of any person or persons, for not less than $ 250,000 . The policy or policies of insurance shall be of a company or companies authorized to do business in this State and shall be delivered to the Landlord, together with evidence of the payment of the premiums therefor, not less than fifteen days prior to the commencement of the term hereof or of the date when the Tenant shall enter into possession, whichever occurs sooner. At least fifteen days prior to the expiration or termination date of any policy, the Tenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefor. The Tenant also agrees to and shall save, hold and keep harmless and indemnify the Landlord from and for any and all payments, expenses, costs, attorney fees and from and for any and all claims and liability for losses or damage to property or injuries to persons occasioned wholly or in part by or resulting from any acts or omissions by the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, or for any cause or reason whatsoever arising out of or by reason of the occupancy by the Tenant and the conduct of the Tenant's business.

          23rd.  [entire paragraph crossed out.]

          24th. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

          25th. All notices required under the terms of this lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

          26th: The Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.

          27th. This lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

          28th.  [Entire paragraph has been crossed out.]

          29th. If any mechanics' or other liens shall be created or filed against the leased premises by reason of labor performed or materials furnished for the Tenant in the erection, construction, completion, alteration, repair or addition to any building or improvement, the Tenant shall upon demand, at the Tenant's own cost and expense, cause such lien or liens to be satisfied and discharged of record together with any Notices of Intention that may have been filed. Failure so to do, shall entitle the Landlord to resort to such remedies as are provided herein in the case of any default of this lease, in addition to such as are permitted by law.

          30th.  [Entire paragraph has been crossed out.]

          31st.  [Entire paragraph has been crossed out.]

Subject to the terms of the Lease Rider, annexed hereto and made a part hereof.

     The Landlord may pursue the relief or remedy sought in any invalid clause, by confirming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

     In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall innure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

     In Witness Whereof, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

                              A. J. SEABRA SUPERMARKETS V, INC.
Signed, Sealed and Delivered
     in the presence of
       or Attested by         BY:  ALBANO SEABRA                   Landlord

                              BROAD NATIONAL BANK


ANTONIO SEABRA, SECRETARY     BY:  DONALD M. KARP, CEO               Tenant




MARGARET NURNBERGER,
ASSISTANT CASHIER

                         RIDER TO LEASE AGREEMENT

     Dated this 20th day of April, 1995 by and between A.J. SEABRA SUPERMARKETS, V., INC., (Landlord)
and
     BROAD NATIONAL BANK (Tenant).
     This Lease Agreement is amended pursuant to the terms of this Rider. In the event any term of the Lease shall conflict with any term of this Rider, the term (s) of this Rider shall control.
     Paragraph 4 is amended to add the following:
     Landlord consents to the installation of an air-conditioning unit in the Tenant's demised premises at Tenant's expense.
     Paragraph 5 is amended to add the following:
     Landlord shall not unreasonably withhold consent to signage requested by Tenant. Tenant shall not have any signage in the windows.
     Paragraph 6 is amended to add the following:
     Landlord shall provide Tenant with a separate electric meter for the leased premises.
     Paragraph 7 is amended to add the following:
     Landlord represents that occupancy of the leased premises by both Landlord and Tenant has been approved by the Municipality of Kearny.
     Paragraph 9 is amended to add the following:

     Tenant shall have the absolute right to assign this lease to any successor in interest.
     Paragraph 11 is amended to add the following:
     Any mortgagee requesting a subordination agreement from the tenant shall provide tenant with a letter of non-disturbance and quiet enjoyment.
     Paragraph 12 is amended to add the following:
     In the event of condemnation proceedings, Landlord shall indemnify Tenant for the costs of Tenants fit-up based upon a five (5) year amoritzation.
     Paragraph 14 is amended to add the following:
     Landlord shall furnish written notice to the Tenant of any breach and afford Tenant a reasonable opportunity to cure such breach.
     Paragraph 15 is amended to add the following:
     Landlord shall make a good-faith effort to give Tenant prior notice of any need for access to the demised premises.
     Paragraph 25 is amended to add the following: All notices shall be as follows:
          If to Landlord:
               A.J. Seabra Supermarkets, Inc.,
               283 E. Kinney Street,
               Newark, New Jersey; with copy to

               Francis Giantomasi, Esq.,
               292 Lafayette Street,
               Newark, New Jersey  07105.

          If to Tenant:

               Broad National Bank
               ATTN.:  Donald M. Karp, CEO

               905 Broad Street
               Newark, New Jersey  07102; with copy to

               Michael O. Bertone, P.A.
               217 Chestnut Street
               Newark, New Jersey  07105

     Paragraph 26 is modified as follows:

          The Landlord covenants and represents that the Landlord (Seabra) is a sub-tenant under a certain Agreement of Sublease dated January
          25, 1995 by and between Seabra (Sub-Tenant) and The Great Atlantic & Pacific Tea Company,
          Inc. (Sub-Landlord). Pursuant to the terms of said Agreement of Sub-Lease, Seabra warrants that Seabra has the right and authority to enter into, execute and deliver this Lease with Broad National Bank; and does further covenant that Broad National Bank, upon paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold, and enjoy the leased premises for the aforementioned term, together with the term
          (s) provided by the exercise of any automatic renewals hereunder.

          Seabra shall indemnify and hold Broad
          National Bank harmless from any and all
          damages sustained by Broad National Bank as a result of the breach or default by Seabra under the terms of the aforesaid Agreement of Sub-Lease. In the event of any breach or default by Seabra under the terms of aforesaid agreement of sub-lease, Seabra agrees to reimburse Broad National Bank for its costs of fit-up which costs shall be amortized on a 5 year basis.

          Seabra shall, upon execution of this Lease, shall request letters of non-disturbance and quiet enjoyment from both The Greater
          Atlantic & Pacific Tea Company, Inc. and from
          William Yeskel, et als. co-partnership.

     Paragraph 32.  AUTOMATIC RENEWALS:

          There shall be two (2) automatic renewals of this lease for terms of five (5) years each.

          a) The "first automatic renewal term" shall commence on April 1, 1995 through March 31,
          2005. The monthly rent during the "first automatic renewal term" shall be $4,375.00.

          b) The "second automatic renewal term" shall commence on April 1, 2005 and continue through March 31, 2010. The monthly rent during the "second automatic renewal term" shall be $5,250.00.

          c) Each automatic renewal term shall become effective unless the Tenant shall inform the Landlord of Tenant's intention not to renew at least ninety (90) days before the commencement of the renewal term. All terms and conditions of this Lease shall remain the same during such period of automatic renewal except for the rental increases provided herein.

     Paragraph 33. Tenant's employees and agents shall during the term of this Lease and any automatic renewals thereof, have the right to conduct promotions and to develop business from Landlord's customers in Tenant's premises, Landlord's premises and in the common areas, provided that such activities do not materially interfere with the conduct of Landlord's business operations. Tenant shall have direct access to and is authorized to utilize Landlord's public address system for Tenant's marketing purposes.
     Paragraph 34. Landlord shall be responsible for the maintenance of the building, parking area, sidewalks and common areas. Tenant shall be responsible for the maintenance of the equipment and fixtures installed by Tenant.
     Paragraph 35. Landlord agrees that, during the term of this Lease and any automatic extensions thereof, Landlord shall neither lease to nor otherwise allow any other bank, savings and loan, credit union, or other financial to utilize any portion of the premises located at 180 Schuyler Avenue, Kearny, New Jersey. Tenant shall have the exclusive right to install and operate Automated Teller Machines (ATM's) on the leased premises.
     Paragraph 36. Landlord shall provide Tenant with means of emergency access to the premises on a twenty-four (24) hour, seven (7) day a week basis.
     Paragraph 38. In the event that Landlord shall implement a Bank Card or other automated payment system in Landlord's supermarket operation, Tenant shall have the right of first refusal to contract for such services. Tenant shall have 90 days from receipt of the proposed contract to accept the terms of the proposed contract. In the event that Tenant shall fail to accept the proposed contract within said 90 day period, this right of first refusal shall be deemed void. The contract shall be presented pursuant to the notice provisions of paragraph 25.
     Paragraph 39. Landlord represents that it does not have any authorization to record its sublease agreement with A & P and accordingly, Landlord is unable to authorize Tenant to record this lease.


ATTEST:                       A.J. SEABRA SUPERMARKETS V, INC.



                              BY:
ANTONIO SEABRA, SECRETARY               ALBANO SEABRA, PRESIDENT

ATTEST:                       BROAD NATIONAL BANK



                              BY:
MARGARET NURNBERGER                   DONALD M. KARP
ASSISTANT CASHIER                     CHIEF EXECUTIVE OFFICER